UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SportsMap Tech Acquisition Corp.

(Name of Registrant as Specified in Its Charter)*

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SportsMap Tech Acquisition Corp.

5353 West Alabama, Suite 415

Houston, Texas 77056

(713) 479-5302

PROXY STATEMENT SUPPLEMENT

Dated December 1, 2023

The following disclosures in this proxy supplement (the “Supplement”) supplement, and should be read in conjunction with, the disclosures contained in the definitive proxy statement (the “Definitive Proxy Statement”) of SportsMap Tech Acquisition Corp. (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2023, which in turn should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. All other information in the Definitive Proxy Statement remains unchanged.

As provided in the Definitive Proxy Statement, the Company is seeking stockholder approval of, among other things, a business combination (the “Business Combination”) with Infrared Cameras Holdings, Inc. (the “Business Combination Proposal”), the issuance of common stock of the Company in connection with the Business Combination (the “Nasdaq Proposal”), and an equity incentive plan for the post-Business Combination company (the “Equity Incentive Plan Proposal”). The purpose of the following supplemental disclosures is to provide information about a financing (the “Financing”), consisting of convertible promissory notes (the “Financing Notes”) and warrants to purchase common stock (the “Financing Warrants”), that will be consummated in connection with the Business Combination pursuant to a subscription agreement between the Company and the investors party thereto and dated December 1, 2023. The issuance of the Financing Notes and the Financing Warrants will affect, among other things, the number of shares of common stock of the Company that may be issued following the Business Combination, the size of the equity incentive plan, the size of the Transaction RSU Awards, and the cash proceeds to the Company following the Business Combination and the Financing.

Terms used herein, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Supplement may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on information available as of the date of this Supplement, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the Definitive Proxy Statement and under the heading “Update to Risk Factors” in this Supplement. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Before you grant your proxy or instruct how your vote should be cast or vote on the proposals to be put to the Special Meeting, you should be aware that the occurrence of the events described in the “Risk Factors” section of the Definitive Proxy Statement, elsewhere in the Definitive Proxy Statement, in the “Update to Risk Factors” section of this Supplement and elsewhere in this Supplement may adversely affect SportsMap, ICI or, following the consummation of the Business Combination, New ICI.

SUPPLEMENT TO THE PROXY STATEMENT

The purpose of this Supplement is to provide you with additional information regarding the Business Combination and related transactions, including information regarding a financing (the “Financing”), consisting of convertible promissory notes (the “Financing Notes”) and warrants to purchase common stock (the “Financing Warrants”), that will be consummated in connection with the Business Combination pursuant to a subscription agreement between the Company and the investors party thereto and dated December 1, 2023. The issuance of the Financing Notes and the Financing Warrants will affect, among other things, the number of shares of common stock of the Company that may be issued following the Business Combination, the size of the equity incentive plan, the size of the Transaction RSU Awards, and the cash proceeds to the Company following the Business Combination and the Financing.

The following information supersedes and/or supplements any information in the Definitive Proxy Statement relevant to the applicable topic. Unless otherwise specified, page and section references listed below are references to pages and sections, respectively, in the Definitive Proxy Statement, not this Supplement. Any change noted in this Supplement shall apply equally and supersedes and/or supplements such similar disclosure anywhere it appears in the Definitive Proxy Statement, irrespective of whether it is reproduced in this Supplement. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Definitive Proxy Statement.

UPDATE TO QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The section entitled “Questions and Answers about the Proposals” beginning on page 7 of the Definitive Proxy Statement is supplemented with or superseded by, as applicable, the following questions and answers relating to the Financing and its impacts on the Business Combination and New ICI.

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the Special Meeting, including with respect to the potential impact of the Financing. The following questions and answers may not include all the information that is important to SportsMap Stockholders. SportsMap Stockholders are urged to read carefully the entire Definitive Proxy Statement, including the annexes attached thereto and the other documents referred to therein, as well as this Supplement.

Q:	How will the Financing impact the calculation of Aggregate Transaction Proceeds?

A:	The Financing will constitute a PIPE Financing for purposes of the Business Combination Agreement and the aggregate cash proceeds received from the Financing will be considered Aggregate Closing PIPE Proceeds for purposes of calculating Aggregate Transaction Proceeds under the Business Combination Agreement.

As explained in further detail in the Definitive Proxy Statement, “Aggregate Transaction Proceeds” means an amount equal to (a) the sum of (i) the aggregate cash proceeds available for release to SportsMap or Merger Sub (or any designees thereof) from the Trust Account in connection with the transactions contemplated hereby (after giving effect to any redemptions by the SportsMap Stockholders), (ii) the Aggregate Closing PIPE Proceeds (which, as of the date of this Supplement, is expected to be $4.3 million, all of which would be raised in the Financing), (iii) the aggregate principal amount of the ICI Convertible Notes (which as of the date of this Supplement, was approximately $2.925 million), and (iv) the aggregate principal amount of any indebtedness of ICI incurred on or after the date of the Business Combination Agreement and prior to the Closing and convertible into equity securities of ICI (which as of the date of this Supplement, was zero), in the case of clauses (iii) and (iv), to the extent facilitated by SportsMap, the Sponsor or any of their respective affiliates, less (b) the aggregate amount of any unpaid transaction expenses of SportsMap incurred in connection with the Business Combination. The revised “no additional redemptions” scenario and “maximum redemptions” scenarios described below and throughout this Supplement give effect to the Financing.

The following table provides an illustration of how Aggregate Transaction Proceeds would be calculated based on information available to SportsMap and ICI as of the date of this Supplement:

($ in thousands) Aggregate Transaction Proceeds	Assuming No Additional Redemptions	Assuming Maximum Redemptions
Cash proceeds from Trust Account	$17,238	$4,349
Aggregate Closing PIPE Proceeds	4,325	4,325
Principal amount of ICI Convertible Notes, to the extent facilitated by SportsMap, the Sponsor or their respective affiliates(a)	2,925	2,925
Principal amount of indebtedness of ICI incurred or after date of Business Combination Agreement and prior to Closing and convertible into equity securities of ICI, to the extent facilitated by SportsMap, the Sponsor or their respective affiliates	—	—
Less: Unpaid transaction expenses of SportsMap	(1,599)	(1,599)
Total Aggregate Transaction Proceeds	$22,889	$10,000

(a)	Includes $1.925 million of ICI Convertible Notes that were issued on or before June 30, 2023 and $1.0 million of ICI Convertible Notes that were issued after June 30, 2023. Proceeds from ICI Convertible Notes issued on or before June 30, 2023 were used by ICI for working capital or otherwise reflected in ICI cash and cash equivalents as of June 30, 2023.

Q: What is the expected per share value of the cash consideration to be received by ICI in the Business Combination?

A:	The net cash to the balance sheet of New ICI and the total number of shares of New ICI Common Stock to be issued to holders of ICI Common Stock at the closing of the Business Combination will depend upon the extent to which SportsMap Public Stockholders exercise their redemption rights with respect to SportsMap Common Stock. Although the parties to the Business Combination have deemed the value of New ICI Common Stock to be equal to $10.00 per share for determining the number of shares of New ICI Common Stock issuable to holders of ICI securities (including ICI Common Stock and holders of ICI Convertible Notes) and the cash value per share of New ICI Common Stock, the trading price of New ICI Common Stock following the Business Combination may be substantially less than $10.00 per share. Set forth below is a calculation of the net cash per New ICI Common Stock resulting from the proceeds of the Trust Account, as well as (i) the exercise of all of SportsMap’s outstanding public warrants and private warrants for cash, (ii) the exercise of Participating Company Options for cash, (iii) the exercise of all of the Financing Warrants for cash, (iv) the issuance of the Earnout Shares and (v) the full conversion of the Financing Notes, in both a no additional redemptions scenario and a maximum redemptions scenario. The maximum redemptions scenario represents the estimated maximum number of shares of SportsMap Common Stock that can be redeemed in order for the condition in the Business Combination Agreement that the Aggregate Transaction Proceeds be at least $10.0 million to be satisfied, after giving effect to the Financing. However, such condition is solely for the benefit of ICI and, as a result, ICI has the sole right to waive such condition and, subject to satisfaction or waiver of the other conditions to the closing of the Business Combination, to cause the closing of the Business Combination to occur even if the Aggregate Transaction Proceeds is less than $10.0 million. The revised “no additional redemptions” scenario and “maximum redemptions” scenarios described below and throughout this Supplement give effect to the Financing.

	Assuming No Additional Redemptions	Assuming Maximum Redemptions
Public shares(1)	1,634,944	434,879
Gross cash proceeds of Trust Account, as of Record Date	$17,238,000	$4,583,625
Redemption Price as of the Record Date	$10.54	$10.54
Unpaid transaction expenses of SportsMap	$2,580,000	$2,580,000
Net cash proceeds of Trust Account at Record Date	$14,658,000	$2,003,625
Principal amount of ICI Convertible Notes, to the extent facilitated by SportsMap, the Sponsor or their respective affiliates	$2,925,000	$2,925,000
Cash proceeds from Financing	$4,325,000	$4,325,000
Net cash proceeds from Business Combination (Trust Account plus principal amount of ICI Convertible Notes and principal amount of Financing Notes)	$21,908,000	$9,253,625
Total shares of New ICI Common Stock outstanding(2)	13,133,015	12,065,442
Net cash per share of New ICI Common Stock	$1.67	$0.77
Total cash received by New ICI assuming full exercise of SportsMap’s outstanding public warrants and private warrants for cash(3)	$105,009,375	$105,009,375
Total cash received by New ICI assuming full exercise of Financing Warrants for cash(4)	$3,912,875	$3,912,875
Total cash received by New ICI assuming full exercise of Participating Company Options for cash(5)	$8,895,088	$9,075,937
Total cash received by New ICI upon settlement of Participating Company RSUs(6)	$—	$—
Total cash received by New ICI upon issuance of Earnout Shares(7)	$—	$—
Total cash received by New ICI upon conversion of Financing Notes	$—	$—
Total net cash(8)	$139,725,338	$127,251,812
Fully diluted total shares of New ICI Common Stock outstanding(8)	32,049,682	30,827,126
Net cash per share(8)	$4.36	$4.13

(1)	Number of shares owned by SportsMap Public Stockholders shown is the number of shares outstanding following the redemption of 9,865,056 public shares of SportsMap Common Stock at the special meeting of SportsMap Stockholders on April 14, 2023. The 9,865,056 public shares of SportsMap Common Stock redeemed represented approximately 65.5% of the shares of SportsMap Common Stock issued and outstanding on such date and approximately 85.8% of the public shares then-outstanding.

(2)	Includes (i) shares of SportsMap Common Stock held by SportsMap Public Stockholders in each redemption scenario, (ii) shares of SportsMap Common Stock held by SportsMap Sponsor and Insiders, (iii) shares of SportsMap Common Stock held by SportsMap Advisors or to be issued to SportsMap Advisors at Closing, (iv) shares of SportsMap Common Stock to be issued to holders of ICI securities, including holders of ICI Convertible Notes and (v) the Inducement Shares (as defined below) to be transferred to the Financing Investors in connection with the Financing. For a more detailed discussion of the ownership of New ICI following the Closing see “How will the level of redemptions by SportsMap Stockholders affect the ownership of non-redeeming SportsMap Stockholders in New ICI following the Closing?” in this Supplement.
(3)	Assumes the cash exercise of all of SportsMap’s 8,625,000 public warrants and 506,250 private warrants at an exercise price of $11.50 per warrant.
(4)	Assumes the cash exercise of all of 340,250 Financing Warrants expected to be issued in the Financing, at an exercise price of $11.50 per warrant for cash.
(5)	Assumes the cash exercise of 1,379,083 Participating Company Options in a no additional redemptions scenario and 1,407,122 Participating Company Options in a maximum redemptions scenario at an average strike price of $6.45 per share.
(6)	Assumes the settlement of Participating Company RSUs. The Participating Company RSUs are not currently outstanding, but are expected to be granted prior to the Effective Time.
(7)	Assumes the issuance of 2,400,000 Earnout Shares. The Earnout Shares will be issued pro rata to the holders of ICI Common Stock, Participating Company Options and Participating Company RSU Awards (other than any Participating Company Options or Participating Company RSU Awards that are forfeited prior to the achievement of the applicable earnout goal) if either (a) during the period beginning six months after the Closing and ending on December 31, 2024, the volume-weighted average price of the common stock of New ICI is greater than or equal to $12.50 per share over any 20 trading days within any 30 consecutive trading days, or the combined company consummates a transaction in which its stockholders have the right to receive consideration implying a value of at least $12.50 per share or (b) New ICI achieves revenue of $68.5 million during the fiscal year ending December 31, 2024, subject to certain limitations set forth in the Business Combination Agreement.
(8)	Assumes (i) conversion of the Financing Notes to be issued at the Closing pursuant to their terms, but excludes any shares of common stock that may be issuable as interest payments on the Financing Notes, (ii) full exercise of SportsMap’s outstanding public warrants and private warrants for cash, (iii) full exercise of the Financing Warrants to be issued at the Closing for cash, (iv) full exercise of Participating Company Options for cash, (v) full settlement of Participating Company RSUs and (vi) issuance of Earnout Shares. The Participating Company RSUs are not currently outstanding, but are expected to be granted prior to the Effective Time.

Q: How will the level of redemptions by SportsMap Stockholders affect the ownership of non-redeeming SportsMap Stockholders in New ICI following the Closing?

A:	Because the Business Combination is structured as an acquisition of ICI by SportsMap, all shares of SportsMap Common Stock outstanding prior to the Business Combination will remain outstanding after the Business Combination, subject to the redemption rights exercised by SportsMap Stockholders. Accordingly, the total number of shares of New ICI Common Stock outstanding at the Closing (and the relative ownership levels of non-redeeming SportsMap Stockholders) will be affected by: (i) the number of shares of SportsMap Common Stock that is redeemed in connection with the Business Combination and (ii) the issuance of New ICI Common Stock in connection with the Business Combination.

Furthermore, to the extent that holders of SportsMap Common Stock redeem their shares of SportsMap Common Stock prior to or in the Business Combination, their SportsMap Warrants will remain issued and outstanding notwithstanding the redemption of their shares of SportsMap Common Stock. SportsMap Warrants are not redeemable in connection with the Business Combination and they trade separately from SportsMap Common Stock. Based on the trading price of the SportsMap Warrants of $0.05 per SportsMap Warrant as of October 23, 2023, their most recent date of trading activity, the SportsMap Warrants owned by the holders of SportsMap Common Stock (other than the Sponsor and its affiliates) were worth approximately $431,250 in the aggregate, and the SportsMap Warrants owned by the Sponsor and its affiliates were worth approximately $25,313.

SportsMap Public Stockholders previously elected to redeem 9,865,056 shares of SportsMap Common Stock in connection with a stockholder meeting on April 14, 2023, pursuant to a stockholder vote to amend SportsMap’s certificate of incorporation to extend our business combination period monthly, for up to eight months, from April 20, 2023, ultimately until as late as December 20, 2023. The 9,865,056 public shares of SportsMap Common Stock redeemed at the stockholder meeting on April 14, 2023 represented approximately 65.5% of the shares of SportsMap Common Stock issued and outstanding on such date and approximately 85.8% of the public shares then-outstanding.

The table below shows the relative ownership levels of holders of New ICI Common Stock following the Business Combination under varying redemption scenarios, after giving effect to the Financing.

	Assuming No Additional Redemptions		Assuming Maximum Redemptions
Ownership Group	Shares	Ownership Percentage	Shares	Ownership Percentage
SportsMap Sponsor and Insiders	2,613,169	19.9%	2,613,169	21.7%
SportsMap Public Stockholders(1)	1,634,944	12.4%	434,879	3.6%
SportsMap Advisors(2)	1,135,669	8.6%	1,135,669	9.4%
ICI Securityholders (including holders of ICI Convertible Notes)(3)	7,068,733	53.8%	7,201,224	59.7%
Financing Investors(4)	680,500	5.2%	680,500	5.6%
Total(5)	13,133,015	100.0%	12,065,442	100.0%

(1)	Number of shares owned by SportsMap Public Stockholders shown is the number of shares outstanding following the redemption of 9,865,056 public shares of SportsMap Common Stock at the special meeting of SportsMap Stockholders on April 14, 2023. The 9,865,056 public shares of SportsMap Common Stock redeemed represented approximately 65.5% of the shares of SportsMap Common Stock issued and outstanding on such date and approximately 85.8% of the public shares then-outstanding.
(2)	Includes (i) shares of SportsMap Common Stock purchased by Roth Capital Partners, LLC (“Roth”) in connection with the IPO, (ii) the Private Shares included as part of the Private Placement Units purchased by Roth in connection with the IPO, (iii) shares of New ICI Common Stock to be issued to Roth and Craig-Hallum Capital Group LLC (“Craig-Hallum”) at Closing as payment of their $4,025,000 fee for underwriting and marketing services provided in connection with the IPO and Business Combination, (iv) shares of New ICI Common Stock to be issued to Roth at Closing as payment of their portion of the M&A Advisory Fee and (v) shares of New ICI Common Stock to be issued to Craig-Hallum as payment of their portion of the M&A Advisory Fee. The fees described in clauses (iii), (iv) and (v) will not be reduced or altered due to redemptions.
(3)	Includes (i) shares of New ICI Common Stock to be issued in exchange for shares held by existing ICI stockholders and (ii) shares of New ICI Common Stock to be issued to holders of ICI Convertible Notes. Shares of ICI Common Stock have been converted into shares of New ICI Common Stock based on illustrative Exchange Ratios reflecting information as of September 18, 2023; however, the actual Exchange Ratio will be calculated based on the Adjusted Equity Value and on ICI’s outstanding capital stock and rights to acquire ICI capital stock (including capital stock issuable upon the conversion of the ICI Convertible Notes) as of immediately prior to the Effective Time.
(4)	In order to induce the Financing Investors to enter into the Subscription Agreement, certain holders of SportsMap Founder Shares, ICI Stockholders and the SportsMap Advisors will transfer an aggregate of 680,500 shares (the “Inducement Shares”) of New ICI Common Stock to the Financing Investors at Closing.

(5)	SportsMap Public Stockholders will experience additional dilution to the extent New ICI issues additional shares after the Closing. The tables above do not include (i) up to 680,500 shares of New ICI Common Stock that will be issuable upon conversion of $6.805 million in Financing Notes at a conversion rate of $10.00 per share, (ii) up to 2,245,650 shares of New ICI Common stock that may be issuable as interest payments on the Financing Notes, (iii) up to 8,625,000 shares of New ICI Common Stock that will be issuable upon exercise of SportsMap’s outstanding public warrants at an exercise price of $11.50 per share for cash, (iv) up to 2,400,000 Earnout Shares that will be issuable if certain conditions are met, as described elsewhere in the Definitive Proxy Statement, (v) up to 506,250 shares of New ICI Common Stock that will be issuable upon exercise of SportsMap’s outstanding private warrants at an exercise price of $11.50 per share, (vi) up to 340,250 shares of New ICI Common Stock that will be issuable upon exercise of the Financing Warrants at an exercise price of $11.50 per share for cash, (vii) shares of New ICI Common Stock that will be issuable upon the exercise of Participating Company Options, (viii) shares of New ICI Common Stock underlying the Participating Company RSU Awards or (ix) shares of New ICI Common Stock that will be available for issuance under the 2023 Plan, which will initially be equal to 12% of the fully-diluted shares as of the Closing (excluding the Earnout Shares and shares payable as interest on the Financing Notes). The Participating Company RSUs are not currently outstanding, but are expected to be granted prior to the Effective Time. The following table illustrates the impact on relative ownership levels assuming the issuance of all such shares.

	Assuming No Additional Redemptions		Assuming Maximum Redemptions
	Shares	Ownership Percentage	Shares	Ownership Percentage
Total shares of New ICI Common Stock outstanding at closing of the transaction	13,133,015	40.98%	12,065,442	39.14%
Shares underlying Financing Notes(a)	680,500	2.12%	680,500	2.20%
Earnout Shares	2,400,000	7.49%	2,400,000	7.79%
Shares underlying SportsMap’s outstanding public warrants	8,625,000	26.91%	8,625,000	27.98%
Shares underlying SportsMap’s outstanding private warrants	506,250	1.58%	506,250	1.64%
Shares underlying Financing Warrants	340,250	1.06%	340,250	1.10%
Shares underlying Participating Company Options	1,379,952	4.30%	1,407,122	4.56%
Shares underlying Participating Company RSU Awards(b)	1,808,831	5.64%	1,756,799	5.70%
Shares initially reserved for issuance under 2023 Plan(c)	3,185,264	9.91%	3,045,764	9.88%
Total	32,049,682	100.0%	30,827,126	100.0%

(a)	Excludes shares of New ICI Common Stock that the holders of the Financing Notes may elect to receive in lieu of cash interest payments. Such interest payments in shares of New ICI Common Stock would be an interest rate of 11% of such note, and valued based on the volume weighted average price for the New ICI Common Stock for the 30 consecutive trading days ending on the trading day that is immediately prior to the date on which interest is paid, provided that in no event will the interest conversion rate be less than $1.00. As an illustrative example, if all interest payments on the Financing Notes were paid in shares of New ICI Common Stock and the relevant volume weighted average price for the New ICI Common Stock for all such payments was $10.00, the total number of shares paid as interest would be 224,565. If all interest payments on the Financing Notes were paid in shares of New ICI Common Stock and the relevant volume weighted average price for the New ICI Common Stock for all such payments was the floor price of $1.00, the total number of shares paid as interest would be 2,245,650.
(b)	Consists of shares underlying the Pre-Closing ICI Transaction RSU Awards (as defined below), which will cover ICI Class B Common Stock and will be assumed by SportsMap and converted into a comparable restricted stock unit award covering shares of New ICI common stock, based upon the Exchange Ratio, and will otherwise be subject to the same terms and conditions as applied to the underlying award immediately prior to the Closing, and are expected to be settled for shares of New ICI Common Stock no earlier than the one-year anniversary of the Closing. The Pre-Closing ICI Transaction RSU Awards are not currently outstanding, but are expected to be granted prior to the Effective Time. The Pre-Closing ICI Transaction RSU Awards and the New ICI Transaction RSU Awards (as defined below) are expected to be granted to Mr. Winch, Mr. Baird and Mr. Guida prior to the closing of the Business Combination and following the consummation of the Business Combination, respectively. The Transaction RSU Awards are expected to, collectively, cover a number of shares of New ICI Common Stock such that Mr. Winch, Mr. Baird and Mr. Guida would own approximately 10.0%, 6.0% and 6.0%, respectively, of New ICI common stock on a fully-diluted basis immediately following the closing of the Business Combination (excluding shares of New ICI Common Stock underlying SportsMap’s outstanding public warrants and private warrants and the Financing Warrants, the Earnout Shares and any Interest Shares (as defined below)). Please see “Executive and Director Compensation of Infrared Cameras — Interests of Directors and Executive Officers in the Business Combination — Transaction- Related RSU Awards” in the Definitive Proxy Statement for additional information.

(c)	Includes shares underlying the New ICI Transaction RSU Awards, which RSUs will be issued following the Closing and are expected to be settled for shares of New ICI Common Stock no earlier than the one- year anniversary of the Closing. The Pre-Closing ICI Transaction RSU Awards and the New ICI Transaction RSU Awards are expected to be granted to Mr. Winch, Mr. Baird and Mr. Guida prior to the closing of the Business Combination and following the consummation of the Business Combination, respectively. The Transaction RSU Awards are expected to, collectively, cover a number of shares of New ICI Common Stock such that Mr. Winch, Mr. Baird and Mr. Guida would own approximately 10.0%, 6.0% and 6.0%, respectively, of New ICI Common Stock on a fully-diluted basis immediately following the closing of the Business Combination (excluding shares of New ICI Common Stock underlying SportsMap’s outstanding public warrants and private warrants and the Financing Warrants, the Earnout Shares and any Interest Shares). Please see “Executive and Director Compensation of Infrared Cameras — Interests of Directors and Executive Officers in the Business Combination — Transaction-Related RSU Awards” in the Definitive Proxy Statement for additional information.

If all of the shares described in the table immediately above were to be issued in the no additional redemptions scenario, the percentage ownership of the SportsMap Public Stockholders in New ICI would decrease from 12.4% to 5.1%. If all of the shares described in the table immediately above were to be issued in the maximum redemptions scenario, the percentage ownership of the SportsMap Public Stockholders in New ICI would decrease from 3.6% to 1.4%.

Q: Do I have redemption rights?

A:	If you are a holder of SportsMap public shares, you have the right to demand that SportsMap redeem such shares for a pro-rata portion of the cash held in the Trust Account. SportsMap sometimes refers to these rights to demand redemption of the public shares as “redemption rights”.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption with respect to more than 20% of the public shares without the consent of SportsMap. Accordingly, all public shares in excess of 20% held by a public stockholder, together with any affiliate of such stockholder or any other person with whom such holder is acting in concert or as a “group”, will not be redeemed without the consent of SportsMap.

ICI is not required to consummate the Business Combination if there is not at least $10.0 million of Aggregate Transaction Proceeds after giving effect to payment of amounts that SportsMap will be required to pay to redeeming stockholders upon consummation of the Business Combination. However, the condition that there is at least $10.0 million of Aggregate Transaction Proceeds is solely for the benefit of ICI and, as a result, ICI has the sole right to waive such condition and, subject to satisfaction or waiver of the other conditions to the closing of the Business Combination, to cause the closing of the Business Combination to occur even if the Aggregate Transaction Proceeds is less than $10.0 million.

UPDATE TO SUMMARY OF THE PROXY STATEMENT

The section entitled “Summary of the Proxy Statement” beginning on page 23 of the Definitive Proxy Statement is supplemented with or superseded by, as applicable, the following disclosure to reflect the Financing and its impacts on the Business Combination and New ICI.

Other Agreements Related to the Business Combination

Financing Agreements

On December 1, 2023, SportsMap entered into a subscription agreement (the “Subscription Agreement”) with various investors (the “Financing Investors”), pursuant to which it will issue and sell to the Financing Investors an aggregate of $6.805 million in convertible promissory notes (the “Financing Notes”) in connection with the Closing (such transaction, the “Financing”). Of the $6.805 million in Financing Notes, $1.48 million will be issued in exchange for cancellation of an equal amount of existing SportsMap promissory notes (rather than having such notes repaid at Closing), $1.0 million will be rolled over from an existing Related Party Promissory Note (rather than having such note repaid at Closing), and $4.325 million will be cash proceeds to the Company. David Gow, a director of the Company and its Chief Executive Officer, Steven Webster, a director of the Company, and Oliver Luck, a director of the Company, are among the Financing Investors and will be issued $200,000 of Financing Notes (all in exchange for existing SportsMap promissory notes), $500,000 of Financing Notes ($200,000 in exchange for existing SportsMap promissory notes) and $100,000 of Financing Notes, respectively. The terms of the Financing, and Mr. Gow’s, Mr. Webster’s and Mr. Luck’s participation in the Financing, were approved by a majority of the disinterested investors of the SportsMap Board and its audit committee. The spouse of Gary Strahan, who is expected to be a director and Chief Executive Officer of New ICI following the Business Combination, is also among the Financing Investors and she is expected to exchange $1.0 million of Related Party Promissory Note for an equivalent amount of Financing Notes. The closing of the Financing is contingent upon, among other things, the substantially concurrent consummation of the Business Combination.

Each Financing Note will mature on the third anniversary of the Closing (the “Maturity Date”) and is convertible at any time at the Financing Investors’ option at a conversion price of $10.00 per share, subject to certain adjustments (the “Conversion Price” and such shares issuable upon conversion of Financing Notes, the “Conversion Shares”). Except with the consent of the holder of the applicable Financing Note (the “Holder”), New ICI may not repay any principal amount of any Financing Note prior to the Maturity Date.

Following the issuance of the Financing Notes, New ICI will pay interest on the aggregate unconverted and then outstanding principal amount of such notes at the rate of 9% per annum, payable (i) quarterly on January 1, April 1, July 1 and October 1, beginning April 1, 2024, (ii) on each date on which a Holder elects to convert any amount of Financing Notes and (iii) on the Maturity Date (each such date, an “Interest Payment Date”), in cash or, if the Holder elects to receive interest on the Financing Note in the form of shares of New ICI Common Stock, subject to the Exchange Cap (as defined below). If the Holder elects to receive interest in shares of New ICI Common Stock, such interest shall be payable at a rate of 11% per annum in duly authorized, validly issued, fully paid and non-assessable shares of New ICI Common Stock at a volume-weighted average price for the 30 consecutive trading days ending on the trading day immediately prior to the applicable Interest Payment Date (which shall not be less than $1.00) (such shares payable in lieu of cash interest, the “Interest Shares”). Failure to pay interest is deemed an event of default and the interest rate shall increase automatically to 15% per annum until repaid.

Pursuant to the Subscription Agreement, SportsMap will also issue warrants (the “Financing Warrants”) to the Financing Investors to purchase an aggregate of 340,250 shares of New ICI Common Stock, subject to the Exchange Cap (such shares issuable upon exercise of the Financing Warrants, the “Financing Warrant Shares”) at an exercise price of $11.50 per Financing Warrant Share. The Financing Warrants are allocated ratably among the Financing Investors in accordance with their respective investment pursuant to the Subscription Agreement. The Financing Warrants are exercisable at any time after issuance at Closing and before the fifth anniversary of the Closing. The Financing Warrants are not subject to any redemption provision, and can be exercised for cash or on a cashless basis at the discretion of the holder. In addition, in order to induce the Financing Investors to enter into the Subscription Agreement, certain holders of SportsMap Founder Shares, ICI Stockholders and the SportsMap Advisors will transfer an aggregate of 680,500 shares (the “Inducement Shares”) of New ICI Common Stock to the Financing Investors at Closing.

New ICI will not issue any Conversion Shares, Interest Shares or Financing Warrant Shares if such issuance would exceed the aggregate number of shares of New ICI Common Stock that New ICI may issue in compliance with its obligations under the rules or regulations of the principal market on which the New ICI Common Stock is listed or quoted for trading (the “Exchange Cap”), except that such limitation shall not apply in the event that New ICI obtains the approval of its stockholders as required by the applicable rules of the principal market on which New ICI Common Stock is listed or quoted for trading for issuances of shares of New ICI Common Stock in excess of such amount.

Pursuant to the terms of the Subscription Agreement, the Financing Notes, the Financing Warrants, the Conversion Shares, the Interest Shares and Financing Warrant Shares may not be transferred in the first six months following the Closing.

Within 30 days of Closing (the “Filing Deadline”), New ICI will prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement under the Securities Act (any such registration statement, a “Financing Registration Statement”), relating to the resale on a continuous basis pursuant to Rule 415 of the Securities Act of the maximum number of Conversion Shares, Interest Shares or Financing Warrant Shares issuable in connection with the Financing (the “Registrable Securities”). New ICI will use its commercially reasonable efforts to have the Financing Registration Statement declared effective by the SEC no later than the date, which shall be either: (i) in the event that the SEC does not review the Financing Registration Statement, 20 days after the Filing Deadline, or (ii) in the event that the SEC reviews the Financing Registration Statement, 90 days after the Filing Deadline (but in any event, no later than four business days following the SEC indicating that it has no further comments on the Financing Registration Statement). New ICI will use its reasonable best efforts to keep each Financing Registration Statement effective at all time with respect to the Registrable Securities from the Closing until, with respect to each Financing Investor, the earliest of (i) the date on which such Financing Investor may sell all of the Conversion Shares, Interest Shares or Financing Warrant Shares, as applicable, under Rule 144 without volume and manner-of-sale restrictions imposed on such Financing Investor pursuant to Rule 144(b)(2) (or any successor thereto) promulgated under the Securities Act; (ii) the fourth anniversary of the Closing or (iii) the date on which the Financing Investor shall have sold all of its Conversion Shares, Interest Shares and Financing Warrant Shares (such period, the “Reporting Period”). If New ICI fails to satisfy the foregoing obligations (any such failure being referred to as a “Registration Default”), such a Registration Default shall be subject to liquidated damages to each Financing Investor equal to (x) 1.0% per month of the principal amount loaned to SportsMap by such Financing Investor pursuant to the Subscription Agreement (the “Principal Amount”), for such Registration Default that occurs within the first 180 days after the Closing and (y) 2.0% per month of such Financing Investor’s Principal Amount, for such Registration Default that occurs or continues more than 180 days after the Closing, which damages shall accrue daily until the applicable breach has been cured; provided, however, that no damages will be payable to any Holder on account of any Registration Default that is the fault of the Financing Investor.

Impact of the Business Combination and Potential Sources of Dilution on New ICI’s Public Float

It is anticipated that, upon completion of the Business Combination and assuming no additional redemptions, (i) former equityholders of ICI will own, collectively, approximately 53.8% of the outstanding New ICI Common Stock; (ii) the SportsMap Public Stockholders will retain an ownership interest of approximately 12.4% of the outstanding New ICI Common Stock; (iii) the Sponsor (and its affiliates) and Insiders will own approximately 19.9% of the outstanding New ICI Common Stock; (iv) the SportsMap Advisors will own approximately 8.6% of the outstanding New ICI Common Stock and (v) the Financing Investors will own approximately 5.2% of the outstanding New ICI Common Stock, in each case, on a fully diluted net-exercise basis.

The percentages set forth above are based on a number of assumptions. If the actual facts are different to such assumptions, the percentage ownership of each group of stockholders will be different.

The table below shows the relative ownership levels of holders of New ICI Common Stock following the Business Combination under varying redemption scenarios, after giving effect to the Financing.

	Assuming No Additional Redemptions		Assuming Maximum Redemptions
Ownership Group	Shares	Ownership Percentage	Shares	Ownership Percentage
SportsMap Sponsor and Insiders	2,613,169	19.9%	2,613,169	21.7%
SportsMap Public Stockholders(1)	1,634,944	12.4%	434,879	3.6%
SportsMap Advisors(2)	1,135,669	8.6%	1,135,669	9.4%
ICI Securityholders (including holders of ICI Convertible Notes)(3)	7,068,733	53.8%	7,201,224	59.7%
Financing Investors(4)	680,500	5.2%	680,500	5.6%
Total(5)	13,133,015	100.0%	12,065,442	100.0%

(1)	Number of shares owned by SportsMap Public Stockholders shown is the number of shares outstanding following the redemption of 9,865,056 public shares of SportsMap Common Stock at the special meeting of SportsMap Stockholders on April 14, 2023. The 9,865,056 public shares of SportsMap Common Stock redeemed represented approximately 65.5% of the shares of SportsMap Common Stock issued and outstanding on such date and approximately 85.8% of the public shares then-outstanding.
(2)	Includes (i) shares of SportsMap Common Stock purchased by Roth Capital Partners, LLC (“Roth”) in connection with the IPO, (ii) the Private Shares included as part of the Private Placement Units purchased by Roth in connection with the IPO, (iii) shares of New ICI Common Stock to be issued to Roth and Craig-Hallum Capital Group LLC (“Craig-Hallum”) at Closing as payment of their $4,025,000 fee for underwriting and marketing services provided in connection with the IPO and Business Combination, (iv) shares of New ICI Common Stock to be issued to Roth at Closing as payment of their portion of the M&A Advisory Fee and (v) shares of New ICI Common Stock to be issued to Craig-Hallum as payment of their portion of the M&A Advisory Fee. The fees described in clauses (iii), (iv) and (v) will not be reduced or altered due to redemptions.
(3)	Includes (i) shares of New ICI Common Stock to be issued in exchange for shares held by existing ICI stockholders and (ii) shares of New ICI Common Stock to be issued to holders of ICI Convertible Notes. Shares of ICI Common Stock have been converted into shares of New ICI Common Stock based on illustrative Exchange Ratios reflecting information as of September 18, 2023; however, the actual Exchange Ratio will be calculated based on the Adjusted Equity Value and on ICI’s outstanding capital stock and rights to acquire ICI capital stock (including capital stock issuable upon the conversion of the ICI Convertible Notes) as of immediately prior to the Effective Time.
(4)	In order to induce the Financing Investors to enter into the Subscription Agreement, certain holders of SportsMap Founder Shares, ICI Stockholders and the SportsMap Advisors will transfer an aggregate of 680,500 shares (the “Inducement Shares”) of New ICI Common Stock to the Financing Investors at Closing.
(5)	SportsMap Public Stockholders will experience additional dilution to the extent New ICI issues additional shares after the Closing. The tables above do not include (i) up to 680,500 shares of New ICI Common Stock that will be issuable upon conversion of $6.805 million in Financing Notes at a conversion rate of $10.00 per share, (ii) up to 2,245,650 shares of New ICI Common stock that may be issuable as interest payments on the Financing Notes, (iii) up to 8,625,000 shares of New ICI Common Stock that will be issuable upon exercise of SportsMap’s outstanding public warrants at an exercise price of $11.50 per share for cash, (iv) up to 2,400,000 Earnout Shares that will be issuable if certain conditions are met, as described elsewhere in the Definitive Proxy Statement, (v) up to 506,250 shares of New ICI Common Stock that will be issuable upon exercise of SportsMap’s outstanding private warrants at an exercise price of $11.50 per share, (vi) up to 340,250 shares of New ICI Common Stock that will be issuable upon exercise of the Financing Warrants at an exercise price of $11.50 per share for cash, (vii) shares of New ICI Common Stock that will be issuable upon the exercise of Participating Company Options, (viii) shares of New ICI Common Stock underlying the Participating Company RSU Awards or (ix) shares of New ICI Common Stock that will be available for issuance under the 2023 Plan, which will initially be equal to 12% of the fully-diluted shares as of the Closing (excluding the Earnout Shares and shares payable as interest on the Financing Notes). The Participating Company RSUs are not currently outstanding, but are expected to be granted prior to the Effective Time. The following table illustrates the impact on relative ownership levels assuming the issuance of all such shares.

	Assuming No Additional Redemptions		Assuming Maximum Redemptions
	Shares	Ownership Percentage	Shares	Ownership Percentage
Total shares of New ICI Common Stock outstanding at closing of the transaction	13,133,015	40.98%	12,065,442	39.14%
Shares underlying Financing Notes(a)	680,500	2.12%	680,500	2.20%
Earnout Shares	2,400,000	7.49%	2,400,000	7.79%
Shares underlying SportsMap’s outstanding public warrants	8,625,000	26.91%	8,625,000	27.98%
Shares underlying SportsMap’s outstanding private warrants	506,250	1.58%	506,250	1.64%
Shares underlying Financing Warrants	340,250	1.06%	340,250	1.10%
Shares underlying Participating Company Options	1,379,952	4.30%	1,407,122	4.56%
Shares underlying Participating Company RSU Awards(b)	1,808,831	5.64%	1,756,799	5.70%
Shares initially reserved for issuance under 2023 Plan(c)	3,185,264	9.91%	3,045,764	9.88%
Total	32,049,682	100.0%	30,827,126	100.0%

(a)	Excludes shares of New ICI Common Stock that the holders of the Financing Notes may elect to receive in lieu of cash interest payments. Such interest payments in shares of New ICI Common Stock would be an interest rate of 11% of such note, and valued based on the volume weighted average price for the New ICI Common Stock for the 30 consecutive trading days ending on the trading day that is immediately prior to the date on which interest is paid, provided that in no event will the interest conversion rate be less than $1.00. As an illustrative example, if all interest payments on the Financing Notes were paid in shares of New ICI Common Stock and the relevant volume weighted average price for the New ICI Common Stock for all such payments was $10.00, the total number of shares paid as interest would be 224,565. If all interest payments on the Financing Notes were paid in shares of New ICI Common Stock and the relevant volume weighted average price for the New ICI Common Stock for all such payments was the floor price of $1.00, the total number of shares paid as interest would be 2,245,650.
(b)	Consists of shares underlying the Pre-Closing ICI Transaction RSU Awards (as defined below), which will cover ICI Class B Common Stock and will be assumed by SportsMap and converted into a comparable restricted stock unit award covering shares of New ICI common stock, based upon the Exchange Ratio, and will otherwise be subject to the same terms and conditions as applied to the underlying award immediately prior to the Closing, and are expected to be settled for shares of New ICI Common Stock no earlier than the one-year anniversary of the Closing. The Pre-Closing ICI Transaction RSU Awards are not currently outstanding, but are expected to be granted prior to the Effective Time. The Pre-Closing ICI Transaction RSU Awards and the New ICI Transaction RSU Awards (as defined below) are expected to be granted to Mr. Winch, Mr. Baird and Mr. Guida prior to the closing of the Business Combination and following the consummation of the Business Combination, respectively. The Transaction RSU Awards are expected to, collectively, cover a number of shares of New ICI Common Stock such that Mr. Winch, Mr. Baird and Mr. Guida would own approximately 10.0%, 6.0% and 6.0%, respectively, of New ICI common stock on a fully-diluted basis immediately following the closing of the Business Combination (excluding shares of New ICI Common Stock underlying SportsMap’s outstanding public warrants and private warrants and the Financing Warrants, the Earnout Shares and any Interest Shares (as defined below)). Please see “Executive and Director Compensation of Infrared Cameras — Interests of Directors and Executive Officers in the Business Combination — Transaction- Related RSU Awards” in the Definitive Proxy Statement for additional information.
(c)	Includes shares underlying the New ICI Transaction RSU Awards, which RSUs will be issued following the Closing and are expected to be settled for shares of New ICI Common Stock no earlier than the one- year anniversary of the Closing. The Pre-Closing ICI Transaction RSU Awards and the New ICI Transaction RSU Awards are expected to be granted to Mr. Winch, Mr. Baird and Mr. Guida prior to the closing of the Business Combination and following the consummation of the Business Combination, respectively. The Transaction RSU Awards are expected to, collectively, cover a number of shares of New ICI Common Stock such that Mr. Winch, Mr. Baird and Mr. Guida would own approximately 10.0%, 6.0% and 6.0%, respectively, of New ICI Common Stock on a fully-diluted basis immediately following the closing of the Business Combination (excluding shares of New ICI Common Stock underlying SportsMap’s outstanding public warrants and private warrants and the Financing Warrants, the Earnout Shares and any Interest Shares). Please see “Executive and Director Compensation of Infrared Cameras — Interests of Directors and Executive Officers in the Business Combination — Transaction-Related RSU Awards” in the Definitive Proxy Statement for additional information.

If all of the shares described in the table immediately above were to be issued in the no additional redemptions scenario, the percentage ownership of the SportsMap Public Stockholders in New ICI would decrease from 12.4% to 5.1%. If all of the shares described in the table immediately above were to be issued in the maximum redemptions scenario, the percentage ownership of the SportsMap Public Stockholders in New ICI would decrease from 3.6% to 1.4%.

UPDATE TO RISK FACTORS

The section entitled “Risk Factors” beginning on page 44 of the Definitive Proxy Statement is supplemented with or superseded by, as applicable, the following disclosure to reflect the impact of the Financing on the risks related to SportsMap, New ICI and the Business Combination.

Risks Related to ICI’s Growth Strategy

Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to ICI prior to the consummation of the Business Combination and New ICI after the consummation of the Business Combination.

Even after the Business Combination and the Financing, New ICI may need to raise additional capital in the future in order to execute its business plan, which may not be available on terms acceptable to it, or at all.

Following the Business Combination and the Financing, and particularly in the event that a high volume of redemptions by SportsMap Stockholders reduce the cash available to New ICI, New ICI may require additional capital.

New ICI may need additional capital to respond to technological advancements, competitive dynamics or technologies, customer demands, business opportunities, challenges, acquisitions or unforeseen circumstances and it may determine to engage in equity or debt financings or enter into credit facilities for other reasons. In order to stay on New ICI’s growth trajectory and further business relationships with current or potential customers or partners, or for other reasons, it may issue equity or equity-linked securities to such current or potential customers or partners. New ICI may not be able to timely secure additional debt or equity financing on favorable terms, or at all.

If New ICI raises additional funds through the issuance of equity or convertible debt or other equity-linked securities or if it issues equity or equity-linked securities to current or potential customers to further business relationships, its existing stockholders could experience significant dilution. Any debt financing obtained by New ICI in the future could involve restrictive covenants relating to its capital raising and operational matters, which may make it more difficult for New ICI to obtain additional capital and to pursue business opportunities, including potential acquisitions. If New ICI is unable to obtain adequate financing or financing on terms satisfactory to it, when New ICI requires it, its ability to continue to grow or support its business and to respond to business challenges could be significantly limited and its business could be materially and adversely affected.

Risks Related to SportsMap and the Business Combination

Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to SportsMap prior to the consummation of the Business Combination.

SportsMap Stockholders will experience dilution as a consequence of, among other transactions, the issuance of New ICI Common Stock as consideration in the Business Combination and due to, the issuance of the Earnout Shares, the issuance of shares underlying SportsMap’s warrants, future issuances pursuant to the Equity Incentive Plan and the potential future issuances of shares as a result of the Financing. Having a minority share position in New ICI may reduce the influence that SportsMap’s current stockholders have on the management of New ICI.

It is anticipated that, upon completion of the Business Combination, (i) former equityholders of ICI will own, collectively, approximately 53.8% of the outstanding New ICI Common Stock; (ii) the SportsMap Public Stockholders will retain an ownership interest of approximately 12.4% of the outstanding New ICI Common Stock; (iii) the Sponsor (and its affiliates) and Insiders will own approximately 19.9% of the outstanding New ICI Common Stock; (iv) the SportsMap Advisors will own approximately 8.6% of the outstanding New ICI Common Stock and (v) the Financing Investors will own approximately 5.2% of the outstanding New ICI Common Stock, in each case, on a fully diluted net-exercise basis. These indicative levels of ownership interest: (i) exclude the impact of the shares underlying SportsMap’s outstanding warrants, (ii) exclude the potential impact of the shares issuable pursuant to the Financing Notes and Financing Warrants following the Business Combination and (iii) assume that no SportsMap Public Stockholder exercises redemption rights with respect to its shares for a pro rata portion of the funds in the Trust Account. These indicative levels of ownership interest would amount to approximately 59.7%, 3.6%, 21.7%, 9.4% and 5.6%, respectively, assuming that the maximum amount of SportsMap’s outstanding public shares that can be redeemed while still satisfying the condition in the Business Combination Agreement that the Aggregate Transaction Proceeds be at least $10.0 million.

In addition, ICI employees, directors and consultants hold, and after the Business Combination, may be granted, equity awards and/or purchase rights under the Equity Incentive Plan. You will experience additional dilution when those equity awards and purchase rights become vested and settled or exercisable, as applicable, for shares of New ICI Common Stock. Up to 2,400,000 Earnout Shares will be issuable if certain conditions are met, as described elsewhere in the Definitive Proxy Statement. You will experience further dilution upon the issuance of Earnout Shares.

The issuance of additional shares of New ICI Common Stock will significantly dilute the equity interests of existing holders of SportsMap securities and may adversely affect prevailing market prices for New ICI Common Stock or public warrants. Having a minority ownership interest in New ICI may reduce the influence that the SportsMap Public Stockholders have on the management of New ICI.

Following the Business Combination, warrants will become exercisable for New ICI Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Outstanding warrants to purchase an aggregate of 9,131,250 shares of New ICI Common Stock will become exercisable in accordance with the terms of the Warrant Agreement governing those securities. Additionally, in connection with the Financing, New ICI will issue warrants to purchase an aggregate of 340,250 shares of New ICI Common Stock, which warrants will be exercisable for the five-year period following Closing. The exercise price of these each of these warrants will be $11.50 per share. To the extent such warrants are exercised, additional shares of New ICI Common Stock will be issued, which will result in dilution to the holders of New ICI Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of New ICI Common Stock. However, there is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless. On November 30, 2023, the most recent practicable date prior to the date of this Supplement, the SportsMap Common Stock and SportsMap Public Warrants closed at $10.83 and $0.03, respectively. See “Risk Factors — Risks Related to SportsMap and the Business Combination — Even if SportsMap consummates the Business Combination, there is no guarantee that the SportsMap Public Warrants will ever be in the money, and they may expire worthless” in the Definitive Proxy Statement.

UPDATE TO PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL

The section entitled “Proposal No. 1—The Business Combination Proposal” beginning on page 103 of the Definitive Proxy Statement is supplemented with or superseded by, as applicable, the following disclosure to reflect the Financing and its impacts on the Business Combination and New ICI.

Overview

The following table illustrates varying approximate ownership levels in New ICI Common Stock immediately following the consummation of the Business Combination based on the varying levels of redemptions by the SportsMap Public Stockholders and the additional assumptions noted below, after giving effect to the Financing.

	Assuming No Additional Redemptions		Assuming Maximum Redemptions
Ownership Group	Shares	Ownership Percentage	Shares	Ownership Percentage
SportsMap Sponsor and Insiders	2,613,169	19.9%	2,613,169	21.7%
SportsMap Public Stockholders(1)	1,634,944	12.4%	434,879	3.6%
SportsMap Advisors(2)	1,135,669	8.6%	1,135,669	9.4%
ICI Securityholders (including holders of ICI Convertible Notes)(3)	7,068,733	53.8%	7,201,224	59.7%
Financing Investors(4)	680,500	5.2%	680,500	5.6%
Total(5)	13,133,015	100.0%	12,065,442	100.0%

(1)	Number of shares owned by SportsMap Public Stockholders shown is the number of shares outstanding following the redemption of 9,865,056 public shares of SportsMap Common Stock at the special meeting of SportsMap Stockholders on April 14, 2023. The 9,865,056 public shares of SportsMap Common Stock redeemed represented approximately 65.5% of the shares of SportsMap Common Stock issued and outstanding on such date and approximately 85.8% of the public shares then-outstanding.
(2)	Includes (i) shares of SportsMap Common Stock purchased by Roth Capital Partners, LLC (“Roth”) in connection with the IPO, (ii) the Private Shares included as part of the Private Placement Units purchased by Roth in connection with the IPO, (iii) shares of New ICI Common Stock to be issued to Roth and Craig-Hallum Capital Group LLC (“Craig-Hallum”) at Closing as payment of their $4,025,000 fee for underwriting and marketing services provided in connection with the IPO and Business Combination, (iv) shares of New ICI Common Stock to be issued to Roth at Closing as payment of their portion of the M&A Advisory Fee and (v) shares of New ICI Common Stock to be issued to Craig-Hallum as payment of their portion of the M&A Advisory Fee. The fees described in clauses (iii), (iv) and (v) will not be reduced or altered due to redemptions.
(3)	Includes (i) shares of New ICI Common Stock to be issued in exchange for shares held by existing ICI stockholders and (ii) shares of New ICI Common Stock to be issued to holders of ICI Convertible Notes. Shares of ICI Common Stock have been converted into shares of New ICI Common Stock based on illustrative Exchange Ratios reflecting information as of September 18, 2023; however, the actual Exchange Ratio will be calculated based on the Adjusted Equity Value and on ICI’s outstanding capital stock and rights to acquire ICI capital stock (including capital stock issuable upon the conversion of the ICI Convertible Notes) as of immediately prior to the Effective Time.
(4)	In order to induce the Financing Investors to enter into the Subscription Agreement, certain holders of SportsMap Founder Shares, ICI Stockholders and the SportsMap Advisors will transfer an aggregate of 680,500 shares (the “Inducement Shares”) of New ICI Common Stock to the Financing Investors at Closing.
(5)	SportsMap Public Stockholders will experience additional dilution to the extent New ICI issues additional shares after the Closing. The tables above do not include (i) up to 680,500 shares of New ICI Common Stock that will be issuable upon conversion of $6.805 million in Financing Notes at a conversion rate of $10.00 per share, (ii) up to 2,245,650 shares of New ICI Common stock that may be issuable as interest payments on the Financing Notes, (iii) up to 8,625,000 shares of New ICI Common Stock that will be issuable upon exercise of SportsMap’s outstanding public warrants at an exercise price of $11.50 per share for cash, (iv) up to 2,400,000 Earnout Shares that will be issuable if certain conditions are met, as described elsewhere in the Definitive Proxy Statement, (v) up to 506,250 shares of New ICI Common Stock that will be issuable upon exercise of SportsMap’s outstanding private warrants at an exercise price of $11.50 per share, (vi) up to 340,250 shares of New ICI Common Stock that will be issuable upon exercise of the Financing Warrants at an exercise price of $11.50 per share for cash, (vii) shares of New ICI Common Stock that will be issuable upon the exercise of Participating Company Options, (viii) shares of New ICI Common Stock underlying the Participating Company RSU Awards or (ix) shares of New ICI Common Stock that will be available for issuance under the 2023 Plan, which will initially be equal to 12% of the fully-diluted shares as of the Closing (excluding the Earnout Shares and shares payable as interest on the Financing Notes). The Participating Company RSUs are not currently outstanding, but are expected to be granted prior to the Effective Time. The following table illustrates the impact on relative ownership levels assuming the issuance of all such shares.

	Assuming No Additional Redemptions		Assuming Maximum Redemptions
	Shares	Ownership Percentage	Shares	Ownership Percentage
Total shares of New ICI Common Stock outstanding at closing of the transaction	13,133,015	40.98%	12,065,442	39.14%
Shares underlying Financing Notes(a)	680,500	2.12%	680,500	2.20%
Earnout Shares	2,400,000	7.49%	2,400,000	7.79%
Shares underlying SportsMap’s outstanding public warrants	8,625,000	26.91%	8,625,000	27.98%
Shares underlying SportsMap’s outstanding private warrants	506,250	1.58%	506,250	1.64%
Shares underlying Financing Warrants	340,250	1.06%	340,250	1.10%
Shares underlying Participating Company Options	1,379,952	4.30%	1,407,122	4.56%
Shares underlying Participating Company RSU Awards(b)	1,808,831	5.64%	1,756,799	5.70%
Shares initially reserved for issuance under 2023 Plan(c)	3,185,264	9.91%	3,045,764	9.88%
Total	32,049,682	100.0%	30,827,126	100.0%

(a)	Excludes shares of New ICI Common Stock that the holders of the Financing Notes may elect to receive in lieu of cash interest payments. Such interest payments in shares of New ICI Common Stock would be an interest rate of 11% of such note, and valued based on the volume weighted average price for the New ICI Common Stock for the 30 consecutive trading days ending on the trading day that is immediately prior to the date on which interest is paid, provided that in no event will the interest conversion rate be less than $1.00. As an illustrative example, if all interest payments on the Financing Notes were paid in shares of New ICI Common Stock and the relevant volume weighted average price for the New ICI Common Stock for all such payments was $10.00, the total number of shares paid as interest would be 224,565. If all interest payments on the Financing Notes were paid in shares of New ICI Common Stock and the relevant volume weighted average price for the New ICI Common Stock for all such payments was the floor price of $1.00, the total number of shares paid as interest would be 2,245,650.
(b)	Consists of shares underlying the Pre-Closing ICI Transaction RSU Awards (as defined below), which will cover ICI Class B Common Stock and will be assumed by SportsMap and converted into a comparable restricted stock unit award covering shares of New ICI common stock, based upon the Exchange Ratio, and will otherwise be subject to the same terms and conditions as applied to the underlying award immediately prior to the Closing, and are expected to be settled for shares of New ICI Common Stock no earlier than the one-year anniversary of the Closing. The Pre-Closing ICI Transaction RSU Awards are not currently outstanding, but are expected to be granted prior to the Effective Time. The Pre-Closing ICI Transaction RSU Awards and the New ICI Transaction RSU Awards (as defined below) are expected to be granted to Mr. Winch, Mr. Baird and Mr. Guida prior to the closing of the Business Combination and following the consummation of the Business Combination, respectively. The Transaction RSU Awards are expected to, collectively, cover a number of shares of New ICI Common Stock such that Mr. Winch, Mr. Baird and Mr. Guida would own approximately 10.0%, 6.0% and 6.0%, respectively, of New ICI common stock on a fully-diluted basis immediately following the closing of the Business Combination (excluding shares of New ICI Common Stock underlying SportsMap’s outstanding public warrants and private warrants and the Financing Warrants, the Earnout Shares and any Interest Shares (as defined below)). Please see “Executive and Director Compensation of Infrared Cameras — Interests of Directors and Executive Officers in the Business Combination — Transaction- Related RSU Awards” in the Definitive Proxy Statement for additional information.
(c)	Includes shares underlying the New ICI Transaction RSU Awards, which RSUs will be issued following the Closing and are expected to be settled for shares of New ICI Common Stock no earlier than the one- year anniversary of the Closing. The Pre-Closing ICI Transaction RSU Awards and the New ICI Transaction RSU Awards are expected to be granted to Mr. Winch, Mr. Baird and Mr. Guida prior to the closing of the Business Combination and following the consummation of the Business Combination, respectively. The Transaction RSU Awards are expected to, collectively, cover a number of shares of New ICI Common Stock such that Mr. Winch, Mr. Baird and Mr. Guida would own approximately 10.0%, 6.0% and 6.0%, respectively, of New ICI Common Stock on a fully-diluted basis immediately following the closing of the Business Combination (excluding shares of New ICI Common Stock underlying SportsMap’s outstanding public warrants and private warrants and the Financing Warrants, the Earnout Shares and any Interest Shares). Please see “Executive and Director Compensation of Infrared Cameras — Interests of Directors and Executive Officers in the Business Combination — Transaction-Related RSU Awards” in the Definitive Proxy Statement for additional information.

If all of the shares described in the table immediately above were to be issued in the no additional redemptions scenario, the percentage ownership of the SportsMap Public Stockholders in New ICI would decrease from 12.4% to 5.1%. If all of the shares described in the table immediately above were to be issued in the maximum redemptions scenario, the percentage ownership of the SportsMap Public Stockholders in New ICI would decrease from 3.6% to 1.4%.

Related Agreements

Financing Agreements

On December 1, 2023, SportsMap entered into the Subscription Agreement with the Financing Investors, pursuant to which it will issue and sell to the Financing Investors an aggregate of $6.805 million in Financing Notes in connection with the Closing. Of the $6.805 million in Financing Notes, $1.48 million will be issued in exchange for cancellation of an equal amount of existing SportsMap promissory notes (rather than having such notes repaid at Closing), $1.0 million will be rolled over from an existing Related Party Promissory Note (rather than having such note repaid at Closing), and $4.325 million will be cash proceeds to the Company. David Gow, a director of the Company and its Chief Executive Officer, Steven Webster, a director of the Company, and Oliver Luck, a director of the Company, are among the Financing Investors and will be issued $200,000 of Financing Notes (all in exchange for existing SportsMap promissory notes), $500,000 of Financing Notes ($200,000 in exchange for existing SportsMap promissory notes) and $100,000 of Financing Notes, respectively. The spouse of Gary Strahan, who is expected to be a director and Chief Executive Officer of New ICI following the Business Combination, is also among the Financing Investors and she is expected to exchange $1.0 million of Related Party Promissory Note for an equivalent amount of Financing Notes. The closing of the Financing is contingent upon, among other things, the substantially concurrent consummation of the Business Combination.

Each Financing Note will mature on the third anniversary of the Closing and is convertible at any time at the Financing Investors’ option at a conversion price of $10.00 per share, subject to certain adjustments. Except with the consent of the Holder, New ICI may not repay any principal amount of any Financing Note prior to the Maturity Date.

Following the issuance of the Financing Notes, New ICI will pay interest on the aggregate unconverted and then outstanding principal amount of such notes at the rate of 9% per annum, payable (i) quarterly on January 1, April 1, July 1 and October 1, beginning April 1, 2024, (ii) on each date on which a Holder elects to convert any amount of Financing Notes and (iii) on the Maturity Date, in cash or, if the Holder elects to receive interest on the Financing Note in the form of shares of New ICI Common Stock, subject to the Exchange Cap. If the Holder elects to receive interest in shares of New ICI Common Stock, such interest shall be payable at a rate of 11% per annum in duly authorized, validly issued, fully paid and non-assessable shares of New ICI Common Stock at a volume-weighted average price for the 30 consecutive trading days ending on the trading day immediately prior to the applicable Interest Payment Date (which shall not be less than $1.00). Failure to pay interest is deemed an event of default and the interest rate shall increase automatically to 15% per annum until repaid.

Pursuant to the Subscription Agreement, and as additional consideration for the purchase of the Financing Notes, SportsMap will also issue to the Financing Investors the Financing Warrants to purchase an aggregate of 340,250 shares of New ICI Common Stock, subject to the Exchange Cap, at an exercise price of $11.50 per Financing Warrant Share. The Financing Warrants are allocated ratably among the Financing Investors in accordance with their respective investment pursuant to the Subscription Agreement. The Financing Warrants are exercisable at any time after issuance at Closing and before the fifth anniversary of the Closing. The Financing Warrants are not subject to any redemption provision, and can be exercised for cash or on a cashless basis at the discretion of the holder. In addition, in order to induce the Financing Investors to enter into the Subscription Agreement, certain holders of SportsMap Founder Shares, ICI Stockholders and the SportsMap Advisors will transfer an aggregate of 680,500 Inducement Shares to the Financing Investors at Closing.

New ICI will not issue any Conversion Shares, Interest Shares or Financing Warrant Shares if such issuance would exceed the aggregate number of shares of New ICI Common Stock that New ICI may issue in compliance with its obligations under the rules or regulations of the principal market on which the New ICI Common Stock is listed or quoted for trading, except that such limitation shall not apply in the event that New ICI obtains the approval of its stockholders as required by the applicable rules of the principal market on which New ICI Common Stock is listed or quoted for trading for issuances of shares of New ICI Common Stock in excess of such amount.

Pursuant to the terms of the Subscription Agreement, the Financing Notes, the Financing Warrants, the Conversion Shares, the Interest Shares and Financing Warrant Shares may not be transferred in the first six months following the Closing.

Within 30 days of Closing, New ICI will prepare and file with the SEC a Financing Registration Statement relating to the resale on a continuous basis pursuant to Rule 415 of the Securities Act of the maximum number of Conversion Shares, Interest Shares or Financing Warrant Shares issuable in connection with the Financing. New ICI will use its commercially reasonable efforts to have the Financing Registration Statement declared effective by the SEC no later than the date, which shall be either: (i) in the event that the SEC does not review the Financing Registration Statement, 20 days after the Filing Deadline, or (ii) in the event that the SEC reviews the Financing Registration Statement, 90 days after the Filing Deadline (but in any event, no later than four business days following the SEC indicating that it has no further comments on the Financing Registration Statement). New ICI will use its reasonable best efforts to keep each Financing Registration Statement effective at all time with respect to the Registrable Securities from the Closing until, with respect to each Financing Investor, the earliest of (i) the date on which such Financing Investor may sell all of the Conversion Shares, Interest Shares or Financing Warrant Shares, as applicable, under Rule 144 without volume and manner-of-sale restrictions imposed on such Financing Investor pursuant to Rule 144(b)(2) (or any successor thereto) promulgated under the Securities Act; (ii) the fourth anniversary of the Closing or (iii) the date on which the Financing Investor shall have sold all of its Conversion Shares, Interest Shares and Financing Warrant Shares. If New ICI fails to satisfy the foregoing obligations, such a Registration Default shall be subject to liquidated damages to each Financing Investor equal to (x) 1.0% per month of the principal amount loaned to SportsMap by such Financing Investor pursuant to the Subscription Agreement for such Registration Default that occurs within the first 180 Days after the Closing and (y) 2.0% per month of such Financing Investor’s Principal Amount, for such Registration Default that occurs or continues more than 180 days after the Closing, which damages shall accrue daily until the applicable breach has been cured; provided, however, that no damages will be payable to any Holder on account of any Registration Default that is the fault of the Financing Investor.

The Background of the Financing

During the second and third quarters of 2023, SportsMap and ICI engaged in discussions with over 30 potential investors who had experience providing private investment in public equity (“PIPE”) financings in connection with SPAC business combinations. These investors were introduced to the parties by their advisors. Certain of these institutional investors provided initial term sheets to SportsMap, ICI, and their respective representatives. However, following review of the proposed terms and follow-up negotiation and inquiry, it became apparent to SportsMap and ICI that, given the current market conditions, they were unlikely to obtain a financing from these institutional investors on terms that were reasonably acceptable to both SportsMap and ICI. As such, SportsMap and ICI decided to pursue alternative financing arrangements through their networks of investor groups and family offices with whom they had prior business relationships. SportsMap and ICI selected these groups as potential investors given their knowledge of the energy and manufacturing industries, industry segments to which ICI’s products are targeted, as well as their experience investing outside of the SPAC context.

During the third quarter of 2023, SportsMap and ICI discussed the terms of a potential financing, and in late October 2023, SportsMap and ICI, in discussion with their advisors, developed a term sheet for convertible promissory notes that they believed would represent attractive terms to potential investors.

The term sheet contemplated the issuance at Closing of promissory notes convertible into shares of New ICI Common Stock, having a term to maturity of 36 months following the Closing and paying quarterly interest at a rate of 9% per annum if paid in cash, or 11% per annum if paid in shares of New ICI Common Stock. The value of any New ICI Common Stock to be paid as interest would be valued at the 30-day volume-weighted average price of New ICI Common Stock preceding the relevant interest payment date.

The term sheet also contemplated that SportsMap would issue a new series of warrants to purchase New ICI Common Stock, which warrants would be exercisable at a price of $11.50 per share, with an estimated 5,000 warrants to be issued for every $100,000 funded as part of the financing.

In early November 2023, David Gow provided the term sheet to a group of investors with whom Mr. Gow had prior business or personal relationships. Some of these investors had also previously participated in the rounds of working capital loans provided to SportsMap. These investors were generally agreeable to the terms presented in the term sheet, and the attorneys for SportsMap and ICI proceeded to draft the definitive agreements based on the term sheet. During this period, certain holders of existing SportsMap promissory notes and a holder of an existing Related Party Promissory Note agreed to roll their notes into the new Financing Notes instead of having such notes repaid at Closing.

During mid- to late-November 2023, David Gow met with representatives of the potential investors, and SportsMap and ICI negotiated the definitive agreements with such investors. In addition, as further inducement to the potential investors, certain holders of SportsMap Founder Shares, ICI Stockholders and the SportsMap Advisors agreed to transfer an aggregate of 680,500 shares of New ICI Common Stock to the potential investors at Closing. On December 1, 2023, the Financing Investors executed the Subscription Agreement.

David Gow, a director of the Company and its Chief Executive Officer, Steven Webster, a director of the Company, and Oliver Luck, a director of the Company, are among the Financing Investors and will be issued $200,000 of Financing Notes (all in exchange for existing SportsMap promissory notes), $500,000 of Financing Notes ($200,000 in exchange for existing SportsMap promissory notes) and $100,000 of Financing Notes, respectively. The terms of the Financing, and Mr. Gow’s, Mr. Webster’s and Mr. Luck’s participation in the Financing, were approved by a majority of the disinterested investors of the SportsMap Board and its audit committee.

UPDATE TO PROPOSAL NO. 4 — THE NASDAQ PROPOSAL

The section entitled “Proposal No. 4 — The NASDAQ Proposal” beginning on page 151 of the Definitive Proxy Statement is amended and restated in its entirety to:

For purposes of complying with Rule 5635(a), (b) and (d) of the Nasdaq Stock Market Listing Rules, stockholders of SportsMap are being asked to approve the issuance of (i) up to 12,400,000 shares of SportsMap Common Stock in connection with the Business Combination pursuant to the Business Combination Agreement, (ii) up to 680,500 Conversion Shares issuable upon conversion of the Financing Notes, (iii) up to 2,245,650 Interest Shares issuable in lieu of cash interest on the Financing Notes and (iv) up to 340,250 Financing Warrant Shares issuable upon exercise of the Financing Warrants.

The number of Interest Shares that will actually be issued after the Business Combination, if any, will depend on the extent to which holders of the Financing Notes elect to receive interest payments in shares of New ICI Common Stock, rather than cash. Such interest payments in shares of New ICI Common Stock would be at an interest rate of 11% of such note, and valued based on the volume-weighted average price for the New ICI Common Stock for the 30 consecutive trading days ending on the trading day that is immediately prior to the date on which interest is paid, provided that, in no event, will the interest conversion rate be less than $1.00. The maximum number of Interest Shares presented in the preceding paragraph assumes that all interest payments on all Financing Notes are made at the minimum conversion rate of $1.00.

Under Nasdaq Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (i) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

Collectively, the Business Combination consideration and the Earnout Shares (which together comprise 12,400,000 shares of SportsMap Common Stock), together with the Conversion Shares, the Interest Conversion Shares and the Financing Warrant Shares, will exceed 20% or more of the outstanding SportsMap Common Stock and 20% or more of the voting power, in each case outstanding before the issuance of such shares in connection with the Business Combination.

Under Nasdaq Rule 5635(b), stockholder approval is required when any issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control. Under Nasdaq Rule 5635(b), the issuance of the Business Combination consideration and the Earnout Shares will result in a “change of control” of SportsMap.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement, if the number of shares of common stock (or securities convertible into or exercisable for common stock) to be issued equals 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance. Because shares of SportsMap Common Stock will be issued in exchange for all of the equity interests of ICI, the deemed issuance price of the shares of SportsMap Common Stock may be less than the lower of (i) the closing price immediately preceding the signing of the Business Combination Agreement or (ii) the average closing price of the SportsMap Common Stock for the five trading days immediately preceding the signing of the Business Combination Agreement. Additionally, the shares issuable as a result of the Financing are at an effective price that is less than the lower of (i) the closing price immediately preceding the signing of the Subscription Agreement or (ii) the average closing price of the SportsMap Common Stock for the five trading days immediately preceding the signing of the Subscription Agreement. If the Business Combination Proposal is approved and the Business Combination and the Financing are consummated, the issuance of the shares of SportsMap Common Stock will exceed 20% of the shares of SportsMap Common Stock currently outstanding. Because the effective issuance prices may be deemed to be below the lower of (i) the applicable and relevant closing prices, the Nasdaq Rules may require that SportsMap obtain stockholder approval of the issuance of the shares of SportsMap Common Stock in connection with the consummation of the Business Combination and the Financing.

As a result of the foregoing, SportsMap is required to obtain stockholder approval pursuant to The Nasdaq Stock Market Listing Rule 5635.

SportsMap intends to present the Nasdaq Proposal, as amended and described in this Supplement, to its stockholders for their approval at the Special Meeting, and all references to the Nasdaq Proposal contained in the Definitive Proxy Statement and proxy card pertaining to the Special Meeting shall be deemed to refer to the Nasdaq Proposal, as so amended.

In light of the revisions described above to the Nasdaq Proposal, if you have previously voted with respect to Proposal No. 4 and you wish to revoke your proxy or change your vote, you should revoke your proxy or submit a new proxy containing your vote on that proposal, as revised, in accordance with the instructions set forth in the Definitive Proxy Statement. Submitted proxies not revoked or re-voted will be counted as previously indicated with respect to Proposal No. 4.

Vote Required for Approval

The approval of the Nasdaq Proposal requires the affirmative vote of the holders of a majority of the shares of SportsMap Common Stock cast in respect of the relevant Proposal and entitled to vote thereon at the Special Meeting.

If the Business Combination Proposal is not approved, the Nasdaq Proposal will not be presented at the Special Meeting.

The Sponsor, the SportsMap Initial Stockholders and SportsMap’s directors and officers have agreed to vote the SportsMap Founder Shares and any other SportsMap Common Stock owned by them in favor of the Nasdaq Proposal. See “Proposal No. 1 — The Business Combination Proposal — Related Agreements — Sponsor Letter Agreement” in the Definitive Proxy Statement for more information.

Recommendation of the SportsMap Board

THE SPORTSMAP BOARD UNANIMOUSLY RECOMMENDS THAT SPORTSMAP STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ PROPOSAL.

The existence of financial and personal interests of one or more of SportsMap’s directors may result in a conflict of interest on the part of such director(s) between what he, she, or they may believe is in the best interests of SportsMap and its stockholders and what he, she, or they may believe is best for himself, herself, or themselves in determining to recommend that stockholders vote for the proposals. In addition, SportsMap’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of SportsMap’s Directors and Officers in the Business Combination” in the Definitive Proxy Statement for a further discussion of these considerations.

UPDATE TO PROPOSAL NO. 6 — THE EQUITY INCENTIVE PLAN PROPOSAL

The section entitled “Proposal No. 6 — The Equity Incentive Plan Proposal” beginning on page 155 of the Definitive Proxy Statement is supplemented with or superseded by, as applicable, the following disclosure to reflect the Financing and its impacts on the 2023 Plan and the shares available for issuance thereunder. The remainder of Proposal No. 6 — The Equity Incentive Plan Proposal” is as set forth in the Definitive Proxy Statement.

The initial aggregate number of shares of New ICI Common Stock that will be available for issuance under the 2023 Plan will be equal to (a) 12% of the number of the total shares of common stock outstanding on a fully-diluted basis at the time of the Closing (excluding the Earnout Shares and any Interest Shares), plus (b) any shares which, as of the effective date of the 2023 Plan, are subject to an award outstanding under the 2020 Plan (each, a “Prior Plan Award”), and which, on or following the effective date of the 2023 Plan, become available for issuance under the 2023 Plan as provided in the 2023 Plan. Any shares issued pursuant to the 2023 Plan may consist, in whole or in part, of authorized and unissued common stock, treasury common stock or common stock purchased on the open market.

Assuming a “no additional redemptions” scenario, the estimated number of fully-diluted shares as of the Closing will be 27,519,825; therefore, the maximum potential initial share limit for the 2023 Plan as of the Closing will be 3,302,379. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options (“ISOs”) granted under the 2023 Plan, will be 3,302,379.

Plan Benefits

As described below, New ICI expects to grant New ICI Transaction RSU Awards covering shares of New ICI Common Stock. The New ICI Transaction RSU Awards are expected to vest in full on January 1, 2024, subject to the grantee’s continued employment. The New ICI Transaction RSU Awards also will be subject to certain accelerated vesting provisions in connection with a qualifying termination of employment.

Other than the awards described above, the benefits or amounts that may be received or allocated to directors, officers, and employees under the 2023 Plan will be determined at the discretion of the plan administrator and are not currently determinable. The closing price of the SportsMap Common Stock on August 31, 2023 was $10.65 per share.

Name and Principal Position(s)	New ICI Transaction RSU Awards(1)
Gary Strahan	—
Steve Winch	693,994
Peter Baird	386,150
Steve Guidry	—
All current executive officers as a group (four persons)	1,080,144
All current non-executive directors as a group (five persons)	—
All employees, including all current officers who are not executive offices, as a group	1,493,548

(1)	Calculated assuming a no additional redemptions scenario.

SportsMap intends to present the Equity Incentive Plan Proposal, as amended in this Supplement, to its stockholders for their approval at the Special Meeting, and all references to the Equity Incentive Plan Proposal contained in the Definitive Proxy Statement and proxy card pertaining to the Special Meeting shall be deemed to refer to the Equity Incentive Plan Proposal, as so amended.

In light of the revisions described above to the Equity Incentive Plan Proposal, if you have previously voted with respect to Proposal No. 6 and you wish to revoke your proxy or change your vote, you should revoke your proxy or submit a new proxy containing your vote on that proposal, as revised, in accordance with the instructions set forth in the Definitive Proxy Statement. Submitted proxies not revoked or re-voted will be counted as previously indicated with respect to Proposal No. 6.

UPDATES TO EXECUTIVE COMPENSATION

The section entitled “Executive and Director Compensation of Infrared Cameras — Interests of Directors and Executive Officers in the Business Combination — Transaction-Related RSU Awards” beginning on page 218 of the Definitive Proxy Statement is superseded by the following disclosure to reflect the Financing and its impacts on the Transaction-Related RSU Awards.

Transaction-Related RSU Awards

In connection with the Business Combination, certain employees of ICI, including Messrs. Winch and Baird, are expected to receive two separate restricted stock unit awards (the “Transaction RSU Awards”). The material terms of the Transaction RSU Awards, as currently contemplated, are summarized below. ICI and SportsMap are still in the process of designing and approving these awards and, accordingly, this summary is subject to change.

Each Transaction RSU Award is expected to vest on January 1, 2024, subject to the grantee’s continued employment, and will accelerate and vest in full upon the grantee’s termination of employment by the company without cause, by the grantee for good reason or due to the grantee’s death or disability. In addition, each Transaction RSU Award is expected to be settled in twelve substantially equal monthly installments starting on the date following the first anniversary of the closing of the Business Combination.

The first Transaction RSU Award is expected be granted by ICI prior to the closing of the Business Combination (the “Pre-Closing ICI Transaction RSU Awards”), and the second Transaction RSU Award will be granted by New ICI pursuant to the New ICI Incentive Plan upon the effectiveness of the Form S-8 that will register New ICI Common Stock issuable under that plan (“New ICI Transaction RSU Awards”). The Pre-Closing ICI Transaction RSU Awards will cover ICI Class B Common Stock and in connection with the Business Combination will be assumed by SportsMap and converted into a comparable restricted stock unit award covering shares of New ICI common stock, based upon the Exchange Ratio, and will otherwise be subject to the same terms and conditions as applied to the underlying award immediately prior to the Closing.

The Transaction RSU Awards are expected to, collectively, cover a number of shares of New ICI Common Stock equal to approximately 18.7% of the fully-diluted shares of New ICI Common Stock as of immediately following the closing of the Business Combination (excluding shares of New ICI Common Stock underlying SportsMap’s public warrants and private warrants and the Financing Warrants, and any Interest Shares). The following table presents the aggregate number of shares of New ICI Common Stock expected to be covered by the Transaction RSU Awards, in both a no additional redemption scenario and a maximum redemption scenario.

	Assuming No Additional Redemptions	Assuming Maximum Redemptions
Pre-Closing ICI Transaction RSU Awards	2,250,937	2,089,070
New ICI Transaction RSU Awards	1,493,548	1,392,003
Aggregate Transaction RSU Awards(1)	3,744,485	3,481,073

(1)	Of the aggregate Transaction RSU Awards, Mr. Winch is expected to receive Transaction RSU Awards covering approximately 7.1% of the aggregate fully-diluted shares of New ICI Common Stock as of immediately following the closing of the Business Combination (excluding shares of New ICI Common Stock underlying SportsMap’s public warrants and private warrants and the Financing Warrants, and any Interest Shares) and Mr. Baird is expected to receive Transaction RSU Awards covering approximately 5.7% of the aggregate fully-diluted shares of New ICI Common Stock as of immediately following the closing of the Business Combination (excluding shares of New ICI Common Stock underlying SportsMap’s public warrants and private warrants and the Financing Warrants, and any Interest Shares).

UPDATES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The section titled “Unaudited Pro Forma Combined Financial Information” beginning on page 220 of the Definitive Proxy Statement is being supplemented in order to give effect to the Financing.

The pro forma combined financial information included in the Definitive Proxy Statement reflected a maximum redemption scenario which assumed that holders of approximately 0.7 million shares of SportsMap Common Stock will exercise their redemption rights for their pro rata share of the funds in the Trust Account in connection with the Business Combination, representing the estimated maximum number of shares of SportsMap Common Stock that can be redeemed in order for the condition in the Business Combination Agreement that the Aggregate Transaction Proceeds be at least $10.0 million to be satisfied. Such condition is solely for the benefit of ICI.

“Aggregate Transaction Proceeds” means an amount equal to (a) the sum of (i) the aggregate cash proceeds available for release to SportsMap or Merger Sub (or any designees thereof) from the Trust Account in connection with the transactions contemplated hereby (after giving effect to any redemptions by the SportsMap Stockholders), (ii) the Aggregate Closing PIPE Proceeds, (iii) the aggregate principal amount of the ICI Convertible Notes, and (iv) the aggregate principal amount of any indebtedness of ICI incurred on or after the date of the Business Combination Agreement and prior to the Closing and convertible into equity securities of ICI, in the case of clauses (iii) and (iv), to the extent facilitated by SportsMap, the Sponsor or any of their respective affiliates, less (b) the aggregate amount of any unpaid transaction expenses of SportsMap incurred in connection with the Business Combination. The Financing, if consummated, will result in $4.325 million in Aggregate Closing PIPE Proceeds.

The term “Aggregate Transaction Proceeds” was a negotiated term between SportsMap and ICI and may not be indicative of net transaction proceeds received by ICI. For example, the term “Aggregate Transaction Proceeds” is calculated before accounting for any unpaid transaction expenses of ICI. As a result, pro forma cash to New ICI may be less than $10.0 million even if the condition in the Business Combination Agreement that the Aggregate Transaction Proceeds be at least $10.0 million is satisfied.

This supplemental presentation gives effect to the Financing, and the revised “Maximum Redemption Scenario” presented below assumes as a result that approximately 1.2 million shares of SportsMap Common Stock can be redeemed in connection with the Business Combination while still satisfying the condition in the Business Combination Agreement that the Aggregate Transaction Proceeds be at least $10.0 million.

For a summary of the terms of the Financing, please refer to “Update to Summary of the Proxy Statement—Other Agreements Related to the Business Combination—Financing Agreements” in this Supplement.

The Financing Notes and Financing Warrants are expected to be classified as liabilities on the combined company’s balance sheet and the transfer of Inducement Shares is expected to be classified as equity. The rollover of certain SportsMap promissory notes and the Related Party Promissory Note into Financing Notes are expected to meet the criteria for debt extinguishment. The fair value of the Financing Warrants is calculated using the Black-Scholes model and the fair value of Inducement Shares uses a stock price of $10.83, the last reported trading price of SportsMap Common Stock on the date prior to the date of the Subscription Agreement. The proceeds from the Financing of $6.8 million will be allocated to the separable financial instruments issued based on a relative fair value basis, compared to total proceeds received. As such, the proceeds of the Financing Notes are expected to be allocated, based on fair values, as follows: original issue notes net of discount of approximately $3.2 million; approximately $3.1 million for the transfer of Inducement Shares; approximately $0.8 million to the Financing Warrants, resulting in a debt discount to such Financing Notes of approximately $3.6 million; with the remaining amount of approximately $1.1 million expensed at issuance of the Financing Notes as loss on debt extinguishment. The debt discount is accreted to interest expense over the term of the Financing Notes.

Supplemental Adjustments to Unaudited Combined Pro Forma Balance Sheet as of June 30, 2023

	Assuming No Additional Redemptions				Assuming Maximum Redemptions
(amounts in $ thousands)	Total Pro Forma (i)	Adjustments for Financing	Note Reference	Pro Forma Combined for Business Combination and Financing	Total Pro Forma (ii)	Adjustments for Financing	Note Reference	Pro Forma Combined for Business Combination and Financing
Cash and cash equivalents	9,248	6,805	A	16,053	1,665	1,499	E	3,164
Total assets	22,819	6,805	A	29,624	15,236	1,499	E	16,735
Total current liabilities	3,077	5,026	B	8,103	3,136	5,074	B	8,210
Total liabilities	3,314	5,026	B	8,340	3,373	5,074	B	8,447
Common stock	1	-		1	1	-		1
Additional paid-in capital	34,545	3,364	C	37,909	26,904	(1,992)	F	24,912
Retained Earnings (Accumulated deficit)	(15,041)	(1,584)	D	(16,625)	(15,041)	(1,584)	D	(16,625)
Total shareholders’ equity	19,505	1,779		21,284	11,863	(3,575)		8,288
Total liabilities and shareholders’ equity	22,819	6,805		29,624	15,236	1,499		16,735

(i)	As reported in the Definitive Proxy Statement, assuming no additional redemptions.
(ii)	As reported in the Definitive Proxy Statement, assuming maximum redemptions.

A. Reflects the recognition of additional cash proceeds in the Financing of $4.3 million and the rollover of $1.5 million of SportsMap promissory notes and a $1.0 million Related Party Promissory Note into Financing Notes.

B. Reflects recognition of Financing Notes of $3.1 million, recognition of fair value of the Financing Warrants of $0.7 million, recognition of accrued interest expenses related to the Financing Notes of $0.9 million and no additional payment of $0.3 million related to the rollover of $1.5 million of SportsMap promissory notes into Financing Notes.

C. Reflects the recognition of fair value at the effective time of the transaction of the transfer of Inducement Shares of $3.1 million and $0.2 million of reclassification of deferred transaction costs to Additional Paid-in Capital.

D. Reflects the recognition of interest expense of Financing Notes of $0.9 million and net impact of debt extinguishment as part of the rollover of $1.5 million of SportsMap promissory notes and a $1.0 million Related Party Promissory Note of $0.7 million.

E. Reflects the decrease in final balance in the Trust Account of $5.3 million, the recognition of additional cash proceeds from the Financing of $4.3 million and no repayment of the $1.0 million Related Party Promissory Note and partial payment of the SportsMap promissory notes of $2.0 million.

F. Reflects mainly the recognition of fair value of the transfer of Inducement Shares of $3.1 million, $0.2 million of reclassification of deferred transaction costs to Additional Paid-in Capital and the decrease in the redemptions of $5.3 million.

Supplemental Adjustments to Unaudited Combined Pro Forma Statement of Operations for the Six Months Ended June 30, 2023

	Assuming No Additional Redemptions				Assuming Maximum Redemptions
(amounts in $ thousands, except share and per share amounts)	Total Pro Forma (i)	Adjustments for Financing	Note Reference	Pro Forma Combined for Business Combination and Financing	Total Pro Forma (ii)	Adjustments for Financing	Note Reference	Pro Forma Combined for Business Combination and Financing
Interest expense	-	307	A	307	-	307	A	307
Net loss	(5,224)	(307)	A	(5,531)	(5,224)	(307)	A	(5,531)
Weighted-average shares outstanding, basic and diluted	13,074,740	61,627		13,133,015	12,486,866	(421,424)		12,065,442
Net loss per share, basic and diluted	(0.40)	(0.02)		(0.42)	(0.42)	(0.04)		(0.46)

(i)	As reported in the Definitive Proxy Statement, assuming no additional redemptions.
(ii)	As reported in the Definitive Proxy Statement, assuming maximum redemptions.

A. Reflects the recognition of interest expense of $0.3 million related to the outstanding principal amount of the Financing Notes at 9% (the applicable rate for payment of interest in cash) for the six months ended June 30, 2023.

Supplemental Adjustments to Unaudited Combined Pro Forma Statement of Operations for the Year Ended December 31, 2022

	Assuming No Additional Redemptions				Assuming Maximum Redemptions
(amounts in $ thousands, except share and per share amounts)	Total Pro Forma (i)	Adjustments for Financing	Note Reference	Pro Forma Combined for Business Combination and Financing	Total Pro Forma (ii)	Adjustments for Financing	Note Reference	Pro Forma Combined for Business Combination and Financing
Interest expense	-	612	A	612	-	612	A	612
Net loss	(34,281)	(297)	B	(34,578)	(34,281)	(297)	B	(34,578)
Weighted-average shares outstanding, basic and diluted	13,074,740	61,627		13,133,015	12,486,866	(421,424)		12,065,442
Net loss per share, basic and diluted	(2.62)	(0.01)		(2.63)	(2.75)	(0.12)		(2.87)

(i)	As reported in the Definitive Proxy Statement, assuming no additional redemptions.
(ii)	As reported in the Definitive Proxy Statement, assuming maximum redemptions.

A. Reflects the recognition of interest expense of $0.6 million related to the outstanding principal amount of the Financing Notes at 9% (the applicable rate for payment of interest in cash) for the year ended December 31, 2022.

B. Reflects the net impact of recognition of interest expense of $0.6 million related to the outstanding principal amount of the Financing Notes at 9% (the applicable rate for payment of interest in cash) for the year ended December 31, 2022 and recognition of less debt extinguishment as part of the rollover of $1.5 million of SportsMap promissory notes and a $1.0 million Related Party Promissory Note into Financing Notes.